EXHIBIT 4(A)

                              1ST BERGEN BANCORP
                          1996 AMENDED AND RESTATED
                          INCENTIVE STOCK OPTION PLAN

1.    PURPOSE

      The purpose of the 1st Bergen Bancorp (the "Company") 1996 Amended and Restated Incentive Stock Option Plan (the "Plan") is to advance the interests of the Company and its shareholders by providing those key employees of the Company and its Affiliates, including South Bergen Savings Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Company and its Affiliates.

2.    DEFINITIONS

      (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member, and (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with
Section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and
(e)(3)(C).

      (b) "Award" means a grant of Non-statutory Stock Options or Incentive Stock Options under the provisions of this Plan.

      (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

      (d)   "Change in Control" means

            (1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or

            (2) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof;

            (3) the occurrence of a change in control within the meaning of 12 C.F.R. ss. 574.4; or

            (4) (a) an event of a nature that would be required to be reported in response to Item I of the Current Report on Form 8-K, as in effect on the date


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                  hereof, pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934 (the "Exchange Act"), or results in a change in control of the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision or its predecessor agency, as in effect on the date hereof; or

            (5) Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company and excluding the trustee of any employee benefit plan sponsored by the Company or the Bank or any such plan itself, is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

            (6) A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company;

            (7) A tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

                  For these purposes, "Incumbent Board" means the Board of Directors on the effective date of this Plan, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.


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      (e) "Committee" means a committee consisting of those members of the
Compensation/Benefits Committee of the Company who are non-employee members of the Board of Directors, all of whom are "disinterested persons" as such term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, as promulgated by the Securities and Exchange Commission.

      (f) "Common Stock" means the Common Stock of the Company, no par value per share.

      (g) "Date of Grant" means the date an Award granted by the Committee is effective pursuant to the terms hereof.

      (h) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

      (i) "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Committee in good faith and in a manner established by the Committee from time to time; provided, however, that if the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average closing price for such securities for the five (5) trading days immediately preceding the date in question, as reported on the Nasdaq National Market System.

      (j) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 8 and is intended to qualify as an Incentive Stock Option Plan under Section 422 of the Code.

      (k) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant pursuant to Section 7, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under
Section 8.1(6) as a Non-statutory Stock Option.

      (l) "Option" means Award granted under Section 7 or 8.

      (m) "Participant" means an employee of the Company or its affiliates chosen by the Committee to participate in the Plan.

      (n) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 1996.

      (o) "Retirement" means retirement at the normal or early retirement date as set forth in any tax-qualified or non-tax


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qualified retirement plan of the Company or as determined under any retirement policy of the Company.

      (p) "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      (q) "Termination for Cause" means termination because of Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule regulation (other than traffic violations or similar offenses) or final cease and desist order.

3.    ADMINISTRATION

      The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to select participants, to determine the amount of Awards, to establish the terms and conditions of such Awards, to establish such rules and regulations as it deems necessary for the proper administration of the Plan, subject to Subsection 8, to impose a vesting schedule and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the plan and on their legal representatives and beneficiaries.

4.    TYPES OF AWARDS

      Awards under the Plan may be granted in any one or a combination of Non-statutory Stock Options and/or Incentive Stock Options.

5.    STOCK SUBJECT TO THE PLAN

      Subject to adjustment as provided in Section 14, the maximum number of shares reserved hereby for purchase pursuant to the exercise of options granted under the Plan shall not exceed 222,180 shares of Common Stock of the Company. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that options granted under the Plan terminate, expire or are canceled without having been exercised, new awards may be made with respect to these shares.

6.    ELIGIBILITY

      Officers and other employees of the Company or its affiliates shall be eligible to receive Awards and Directors who are not employees or officers of the Company or its affiliates shall not be eligible to receive Awards under the Plan.

7.    NON-STATUTORY STOCK OPTIONS


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      7.1   Grant of Non-statutory Stock Options.

      The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and upon such terms and conditions as the Committee may determine, and may grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

      (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender.

      (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant.

      (c) Termination of Employment. Except as provided in Section 7.1(d) hereof, unless otherwise determined by the Committee, upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately exercisable by the participant at the date of termination and only for a period of three months following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Non- statutory Stock Options shall expire upon termination. In the event of death or termination of service as a result of Disability of any Participant, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Committee following the date of the Participant's death or termination of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

      (d) Exception for Retirement. Notwithstanding the general rule contained in Section 7.1(c) above, all options which have become fully vested under the terms of Section 9 hereof held by a Recipient whose employment with the Company or an Affiliate


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terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option, or (ii) twelve (12) months. Any Incentive Stock Option exercised more than three (3) months after a Participant's retirement will be treated as a Non- statutory Stock Option.

8.    INCENTIVE STOCK OPTIONS

      8.1   Grant of Incentive Stock Options.

      The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

      (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company's Common Stock on the Date of Grant. However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender.

      (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate options granted as Incentive Stock Options as Non-statutory options.

      (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than ten percent (10%) of the total combined voting power of the Company (or, under Section 422(d) of the


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Code, is deemed to own Common Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Participant to whom it is granted.

      (d) Termination of Employment. Except as provided in Section 8.1(e) hereof, upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options shall be exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire immediately upon termination.

      Unless otherwise determined by the Committee, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the participant's legal representatives or beneficiaries of the Participant for one year following the date of the participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

      (e) Exception for Retirement. Notwithstanding the general rule contained in Section 8.1(d) above, all options which have become fully vested under the terms of Section 9 hereof held by a Participant whose employment with the Company or an Affiliate terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option or (ii) twelve (12) months. Any Incentive Stock Option exercised more than three (3) months after a Participant's Retirement will be treated as a Non-statutory Stock Option.

      (f) Compliance with Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.


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9.    VESTING REQUIREMENTS

      Notwithstanding anything contained in Section 3 hereof, in compliance with the regulations of the Office of Thrift Supervision ("OTS"), all options granted hereunder, whether under Section 7 or Section 8, shall be subject to the following minimum vesting schedule:

      All options shall be subject to a five-year vesting schedule, vesting twenty percent (20%) a year, with vesting commencing on the first anniversary of the date of grant. By the fifth anniversary of the date of grant, all options shall have vested; provided, however, that in the event of a Participant's Disability, death or Retirement, or in the event of the occurrence of a Change In Control, all options then held by such Participant or his estate shall become immediately exercisable for the terms set forth in Sections 7 and 8 hereof.

      The Committee shall have the authority in its discretion, to impose greater vesting requirements than those set forth above.

10.   SURRENDER OPTION

      In the event of a Participant's termination of employment as a result of death, disability or Retirement, the Participant (or the Participant's personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the option on the Date of Grant. Although it is anticipated that the Committee will not unreasonably object to such an application, whether the Committee accepts such application or determines to make payment, in whole or part is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and the Company determines to make payment, such payment shall be in lieu of the exercise of the underlying option and such option shall be canceled.

11.   RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY

      No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a


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Participant's services as an officer or other employee at any time.

      No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the Participant or by a guardian or legal representative.

12.   AGREEMENT WITH GRANTEES

      Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Company which describes the conditions for receiving the Awards including the date of Award, the exercise price, applicable vesting and exercise periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13.   DILUTION AND OTHER ADJUSTMENTS

      a) In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

      (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

      (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; and/or

      (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any limited rights attached to such options.

      No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

      b) In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Committee and the Board of Directors will take one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of


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Section 424(a) of the Code, or (ii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options.

14.   TAX WITHHOLDING

      The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of options under the Plan no later than the date of the event creating the tax liability. In the Committee's sole discretion, a Participant (other than a Participant subject to Section 16, who shall be subject to the following sentence) may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the option creating the tax obligation. With respect to Participants subject to Section 16, upon the issuance of shares of Common Stock in respect of an option, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Participant's federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

15.   AMENDMENT OF THE PLAN

      The Committee may at any time, and from time to time, modify or amend the Plan in any respect; provided that shareholder approval shall be required for any such modification or amendment which:

      (a) materially increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 13 hereof);

      (b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Section 13 hereof);

      (c) extends the period during which options may be granted or exercised beyond the times originally prescribed; or

      (d) changes the persons eligible to participate in the Plan.


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      Failure to ratify or approve amendments or modifications to subsections
(a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

      No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

16.   APPROVAL AND EFFECTIVE DATE OF PLAN

      The Plan will be effective as of April 1, 1997.

17.   TERMINATION OF THE PLAN

      The right to grant Awards under the Plan will terminate ten (10) years after the Effective Date of the Plan. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

18.  APPLICABLE LAW

      In the absence of controlling Federal law, the Plan will be administered in accordance with the laws of the State of New Jersey.

19.   COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

      Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 of the Exchange Act, any Common Stock acquired by a Participant subject to Section 16 upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option.